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                                                                    EXHIBIT 5(a)

First SunAmerica         New Business Documents         Overnight With Checks
Life Insurance Company   With Checks: P.O. Box 100357   [BONPC
733 Third Avenue         Pasadena, CA 91189-0001        Attn: Lockbox #100357
New York, New York 10017 Without Checks: P.O. Box 54299 2710 Media Center Drive,
www.AIGSunAmerica.com    Los Angeles, CA 90054-0299     Building #6, Suite #120
                                                        Los Angeles, CA  90065

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DEFERRED ANNUITY APPLICATION                                      FSA-543 (5/04)
Please print or type.

A. Owner

   DOE                                JOHN
--------------------------------------------------------------------------------
Last Name                           First Name                    Middle Initial

   123 AnyStreet           AnyCity              Any State            00000
--------------------------------------------------------------------------------
Street Address             City                 State              Zip Code

Mo. 1 Day 1 Year 1969  [X] M  [ ] F 000-00-0000 (310) 772-6209         N/A
---------------------  ------------ ----------- ----------------  --------------
Date Of Birth          Sex          SSN or TIN  Telephone         E-mail Address
                                                Number

Joint Owner: (If applicable)
                            ----------------------------------------------------
                                Last Name       First Name        Middle Initial

Mo.   Day    Year      [ ] M  [ ] F                               (   )
------------------     ------------ ----------- ----------------  --------------
Date of Birth          Sex          SSN         Relationship to   Telephone
                                                 Owner              Number

B. Annuitant (Complete only if different from Owner)

  Same
--------------------------------------------------------------------------------
Last Name                           First Name                    Middle Initial

--------------------------------------------------------------------------------
Street Address             City                 State              Zip Code

Mo.   Day    Year      [ ] M  [ ] F             (   )
--------------------   ------------ ----------- --------------------------------
Date Of Birth          Sex          SSN         Telephone         E-mail Address
                                                 Number

Joint Annuitant: (If applicable):
                                 -----------------------------------------------
                                  Last Name     First Name        Middle Initial

Mo.   Day    Year      [ ] M  [ ] F                     (   )
--------------------   -------------------  ----------  ------------------------
Date of Birth          Sex                  SSN         Telephone Number

C. Beneficiary (Please list additional beneficiaries, if any, in the special instructions section)

[X] Primary                  Doe         Jane               Spouse       100%
                           ---------------------------- ------------  ----------
                           Last Name  First Name   M I  Relationship  Percentage

[ ] Primary [ ] Contingent
                           ---------------------------- ------------  ----------
                           Last Name  First Name   M I  Relationship  Percentage
[ ] Primary [ ] Contingent
                           ---------------------------- ------------  ----------
                           Last Name  First Name   M I  Relationship  Percentage

D. Type of Contract (If this is a transfer or 1035 Exchange, please complete form [F-2500NB] and submit it with this application)

[ ] Qualified Plan   Minimum [$2,000] Please indicate specific Qualified plan
     type below: [ ] Non-Qualified Plan   Minimum [$5,000]
[ ] IRA (tax year _____)  [ ] IRA Transfer  [ ] IRA Rollover  [ ] Roth IRA
[ ] 401(k)   [ ] 457      [ ] Keogh         [ ] SEP      [ ] TSA   [ ]Other_____

      [ ] Check included with this Application for $______________

                                        1

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E. Specified Annuity Date: Anticipated date income payments begin. (Must be at least 1 year after the Contract Date, but not beyond the Annuitant's 90th birthday or ten years after the Contract Date. Note: If left blank, the Annuity Date will default to the latest acceptable date for nonqualified and to the date on which You will be age 70 1/2 for qualified contracts).

  Month     May       Day       1         Year      2059
  ---------------------------------------------------------------------

F. Required Elections (Choose one option from Withdrawal Charge Period and Death Benefit. Once elected, these cannot be terminated. See your registered representative and/or the prospectus for information about these options including maximum issue age and other restrictions).

 I.   Withdrawal Charge Period
      [ ] Option 1: 7 Years (with DCA Fixed Account Options)
      [X] Option 2: 9 Years (with Payment Enhancement Provisions)

G. Optional Elections Once elected by the Owner, optional benefits may not be changed or terminated. (See your registered representative and/or the prospectus for information about optional elections including maximum issue age and other restrictions).

DEATH BENEFIT ELECTIONS
 I.   [ ] Maximum Anniversary Value
 II. [ ] Death Benefit Enhancement: This feature is offered as an enhancement to the Death Benefit selected above.

LIVING BENEFIT ELETIONS: Only one Living Benefit option may be elected.
 III. [ ] Guaranteed Minimum Account Value ("GMAV"). The election of the GMAV Benefit is irrevocable.

 IV.  [ ] Guaranteed Minimum Withdrawal Benefit ("GMWB").
          [ ] Option 1 (3 year waiting period) [ ] Option 2 (5 year waiting period) The election of the
                                                   GMWB Benefit is irrevocable.

H. Special Features (Optional)

 [ ] Systematic Withdrawal: Include Form Number [R-5550SW] with this application.

 [ ] Automatic Asset Rebalancing: I request the accounts to be REBALANCED as designated in section I at the frequency initialed below:
 (Select only one) __________Quarterly __________Semiannually __________Annually

I. ADDITIONAL INSTRUCTIONS (Additional Beneficiaries, Transfer Company Information, etc.)

   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

                                        2

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I. Investment & DCA Instructions (Allocations must be expressed in whole percentages and total allocation must equal 100%)

Payment       DCA Target
Allocations   Allocations        Portfolio
-----------   -----------        ---------

Select Portfolios

  100  %      ______%      Large Cap Growth Portfolio
_______%      ______%      Large Cap Composite Portfolio
_______%      ______%      Large Cap Value Portfolio
_______%      ______%      Mid Cap Growth Portfolio
_______%      ______%      Mid Cap Value Portfolio
_______%      ______%      Small Cap Growth Portfolio
_______%      ______%      Small Cap Value Portfolio
_______%      ______%      Strategic Fixed Income
_______%      ______%      International Equity Portfolio
_______%      ______%      Diversified Fixed Income Portfolio
_______%      ______%      Cash Management Portfolio

Seasons Strategies

_______%      ______%      Growth Strategy
_______%      ______%      Moderate Growth Strategy
_______%      ______%      Balanced Growth Strategy
_______%      ______%      Conservative Growth Strategy

Focused Portfolios

_______%      ______%      Focus Growth Portfolio
_______%      ______%      Focus and Growth Income Portfolio
_______%      ______%      Focus TechNet Portfolio
_______%      ______%      Focus Value Portfolio

Portfolios of the Alliance Variable Products Series Fund, Inc.

_______%      ______%      Alliance Bernstein Global Bond
_______%      ______%      Alliance Bernstein Global Dollar Government
_______%      ______%      Alliance Bernstein Growth
_______%      ______%      Alliance Bernstein Growth and Income
_______%      ______%      Alliance Bernstein High Yield
_______%      ______%      Alliance Bernstein International
_______%      ______%      Alliance Bernstein International Value
_______%      ______%      Alliance Bernstein Money Market
_______%      ______%      Alliance Bernstein Americas Government Income
_______%      ______%      Alliance Bernstein Premier Growth
_______%      ______%      Alliance Bernstein Small Cap Growth
_______%      ______%      Alliance Bernstein Real Estate Investment
_______%      ______%      Alliance Bernstein Small Cap Value
_______%      ______%      Alliance Bernstein Technology
_______%      ______%      Alliance Bernstein Total Return
_______%      ______%      Alliance Bernstein U.S. Government/
                            High Grade Securities
_______%      ______%      Alliance Bernstein Utility Income
_______%      ______%      Alliance Bernstein Value
_______%      ______%      Alliance Bernstein Worldwide Privatization
_______%      ______%      Alliance Bernstein U.S. Large Cap Blended Style
                            Series
_______%      ______%      Alliance Bernstein Wealth Appreciation
_______%      ______%      Alliance Bernstein Balanced Wealth Strategy

Allocation Portfolios

_______%      ______%      Allocated Growth Portfolio
_______%      ______%      Allocated Moderate Portfolio
_______%      ______%      Allocated Balanced Portfolio
_______%      ______%      Allocated Aggressive Portfolio

                              Fixed Account Options

[Check with [your home office/our sales desk/AIG SunAmerica Internet web site] for currently available Fixed Account Guarantee Periods ("FAGP").]

____ % to ____________________
    Fixed Account Guarantee Period

____ % to ____________________
Fixed Account Guarantee Period

____ % to ____________________
Fixed Account Guarantee Period

DCA Options and Program*

______% 6 Month DCA Account
        ($600 minimum)

______% 1 yr. DCA Account
        ($1,200 minimum)

* These options are only available if Option 1 (the 7 year withdrawal charge period) in section F was selected. DCA Program. DCA Program will begin 30 days from the date of deposit. Please indicate the target account(s) in the spaces provided above. Total must equal 100%. The minimum transfer amount must be $100 per month.

                                        3

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J. Statement of Owner

Do you have any existing life insurance or annuity contracts? [ ] Yes [X] No If yes, will this Contract replace an existing life insurance or annuity contract?
[ ] Yes [ ] No (If yes, please attach transfer forms, replacement forms and indicate below, the name of the existing issuing company and the contract number.)

______________________     ______________________     $_________________________
Company Name               Contract Number            Estimated Transfer Amount

My answers to the above questions are true and correct to the best of my knowledge and belief. I agree that this Application/Enrollment Form shall be a part of any Contract issued by the Company. Further,

     . I acknowledge receipt of the current prospectuses for this variable annuity and the applicable underlying funds of the trusts. I have read them carefully and understand their contents.

     . After consulting with my registered representative and reviewing the prospectuses, I confirm that this variable annuity is suitable for my objectives and needs.

     . I understand that all Purchase Payments and values provided by the Contract, when based on investment experience of the Variable Portfolios or Subaccounts, are variable and are not guaranteed as to dollar amount by us, the U.S, Government or any State Government; are not federally insured by the FDIC, the Federal Reserve Board or any other agency, Federal or State.

     . I understand the terms of the Withdrawal Charge period that I selected.

     . If I am funding a tax qualified retirement plan with this annuity, I understand that the annuity does not provide any additional tax deferral treatment beyond that which I already have under my plan.

     . I understand that the Company reserves the right to allocate my Purchase Payment(s) and any Initial Payment Enhancement(s), if applicable, to the Cash Management Portfolio/Subaccount until the end of the Right to Examine period.

Signed at: City  Any City         State   Any State          Date  April 1, 2004
               -----------------       ------------------        ---------------

-----------------       -----------------------      ---------------------------
Owner's Signature       Joint Owner's Signature      Registered Representative's
                         (If Applicable)               Signature

K. Licensed / Registered Representative Information

Will this Contract replace in whole or in part any
 existing life insurance or annuity contract?        [ ] Yes     [X] No

                            Joe Agent                     123-45-6789
-----------------       -----------------------      ---------------------------
Registered              Printed Name of              Social Security Number
 Representative's        Registered Representative
 Signature

Representative's
 Street Address  456 Any Street   City   Any City   State  Any State  Zip  81234
                ----------------      ------------       ------------    -------

ABC Brokers       (310) 555-5555           ABC123           joeagent@broker.com
----------------  -------------------   ------------       ---------------------
Broker/Dealer     Representative's      Licensed Agent     Representative's
 Firm Name         Phone Number          ID Number          E-mail Address


[[ ] Option 1 [ ] Option 2 [ ] Option 3 [ ] Option 4   (Check your home office
 for availability)]